EXHIBIT 1.7

AMENDMENT AGREEMENT

This amendment agreement (the “Agreement”), is made and entered into effective as of the              day of                     , 20    , by and among THE FRONTIER FUND, a statutory trust organized under Chapter 38 of Title 12 of the Delaware Code (the “Trust”), EQUINOX FUND MANAGEMENT, LLC, a Delaware limited liability company and the managing owner of the Trust (the “Managing Owner”) and [    ], a [    ] (the “Selling Agent”). Capitalized and other defined terms used in this Agreement and not otherwise expressly defined herein shall have the same respective meanings as are set forth in the Selling Agent Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Trust, the Managing Owner and the Selling Agent have entered into a selling agent agreement dated as of , 200 (the “Selling Agent Agreement”), pursuant to which the Selling Agent acts as selling agent for the Trust on a “best efforts” basis; and

WHEREAS, Sub-Section 11(c) of the Selling Agent Agreement provides that the Selling Agent Agreement may not be amended or modified except by the prior written consent of all the parties to the Selling Agent Agreement; and

WHEREAS, the parties hereto desire to amend the Selling Agent Agreement in certain respects.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained and for other consideration given, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

1. The Preamble of the Selling Agent Agreement is hereby amended by deleting the existing Preamble in its entirety and replacing such deleted text with the following new Preamble:

“Equinox Fund Management, LLC, a Delaware limited liability company (the “Managing Owner”), is the managing owner of The Frontier Fund (the “Trust”), a statutory trust organized under Chapter 38 of Title 12 of the Delaware Code (the “Delaware Act”). Wilmington Trust Company, a Delaware banking company (the “Trustee”), is the trustee of the Trust and has delegated substantially all responsibility for the management of the Trust’s business and affairs to the Managing Owner. The Trust has been formed primarily for the purpose of trading, buying, selling, spreading or otherwise acquiring, holding or disposing of a diversified portfolio of commodity futures, forward and options contracts. Units of beneficial interest in the Trust (the “Units”) will be issuable in multiple series (the “Series”), each separately managed by one or more different trading advisors (collectively, the “Trading Advisors”), each of which is registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity trading advisor under the Commodity Exchange Act, as amended (the “CE Act”), and is a member of the National Futures Association (the “NFA”) in such capacity. Each Series of Units will be separately valued and its assets will be segregated from the assets of the other Series. Holders of Units (“Limited Owners”) will have the right to exchange, through redemption and purchase, Units of one Series for Units of any other Series. The Trust proposes to offer to the public and to sell to Subscribers (as hereinafter defined) acceptable to the Managing Owner, the Units upon the terms and subject to the conditions set forth in this Selling Agent Agreement (the “Agreement”) and the Registration Statement (as hereinafter defined) and the Prospectus (as hereinafter defined) included therein referred to below.

[                    ], a [                            ] (the “Selling Agent”), will act as selling agent for the Trust on a “best efforts” basis.

2. Section 4 of the Selling Agent Agreement is hereby amended by deleting the existing Section 4 in its entirety and replacing such deleted text with the following new Section 4:

“Section 4. Service Fees. (a) Class 1 and Class 1a Service Fees. (1) Units in the Class 1 of Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Winton/Graham Series. As compensation, the Selling Agent shall receive from the Managing Owner a service fee at an annual rate of up to 3.0% of the subscription amount of each subscription of Units in the Class 1 of the Series sold by it. After the expiration of twelve (12) months following the purchase of Units in the Class 1 of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Winton/Graham Series of Units, the Selling Agent shall also receive a monthly or quarterly on-going service fee of up to 3.0% annually of the Net Asset Value of each Unit in the Class 1 sold by the Selling Agent on an on-going basis for customary on-going services provided to the Trust and its Limited Owners by the Selling Agent for commodities related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units in such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services as may be requested by the Limited Owners. The on-going service fee with respect to the Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Winton/Graham Series shall continue only until such Units are exchanged for Class 3 Units of such Series.

(2) Units in the Class 1a of Balanced Series and Class 1 of Frontier Long/Short Commodity Series. As compensation, the Selling Agent shall receive from the Managing Owner a service fee at an annual rate of up to 3.0% of the subscription amount of each subscription of Units in the Class 1 or Class 1a, as applicable, of the Balanced Series sold by it. After the expiration of twelve (12) months following the purchase of Units in the Class 1a of the Balanced Series of Units or the Class 1 of the Frontier Long/Short Commodity Series Units, the Selling Agent shall also receive a monthly or quarterly on-going service fee of up to 3.0% annually of the Net Asset Value of each Unit in the Class 1 or Class 1a, as applicable, sold by the Selling Agent for customary on-going services provided to the Trust and its Limited Owners by the Selling Agent for commodities related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units in such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services as may be requested by the Limited Owners. The on-going service fee with respect to the Class 1a Units of the Balanced Series and Class 1 Units of the Frontier Long/Short Commodity Series shall continue only until such Units are exchanged for Class 3a Units or Class 3 Units of such Series, respectively.

(3) Units in the Class 1 of Long Only Commodity Series and Managed Futures Index Series. As compensation, the Selling Agent shall receive from the Managing Owner a service fee at an annual rate of up to 2.0% of the subscription amount of each subscription of Units in the Class 1 of the Series sold by it. After the expiration of twelve (12) months following the purchase of Units in the Class 1 of the Long Only Commodity Series and Managed Futures Index Series of Units, the Selling Agent shall also receive a monthly or quarterly on-going service fee of up to 2.0% annually of the Net Asset Value of each Unit in the Class 1 sold by the Selling Agent for customary on-going services provided to the Trust and its Limited Owners by the Selling Agent for commodities related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units in such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services as may be requested by the Limited Owners. The on-going service fee with respect to the Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series shall continue only until such Units are exchanged for Class 3 Units of such Series.

(4) Units in the Class 1 of Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and Class 1a of Frontier Long/Short Commodity Series. As compensation, the Selling Agent shall receive from the Managing Owner a service fee at an annual rate of up to 2.0% of the subscription amount of each subscription of Units in the Class 1 or Class 1 of the Series sold by it, as applicable. After the expiration of twelve (12) months following the purchase of Units in the Class 1 of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series of Units or Class 1a of the Frontier Long/Short Commodity Series of Units, the Selling Agent shall also receive a monthly or quarterly on-going service fee of up to 2.0% annually of the purchase price of each Unit in the Class 1 or Class 1a, as applicable, sold by the Selling Agent for customary on-going services provided to the Trust and its Limited Owners by the Selling Agent for commodities related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units in such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services as may be requested by the Limited Owners. The on-going service fee with respect to the Class 1

Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and Class 1a of the Frontier Long/Short Commodity Series shall continue only until such Units are exchanged for Class 3 Units or Class 3a Units of such Series, as applicable.

(b) Calculation of service fee. (1) The initial service fee and on-going service fee for Class 1 Units in the Frontier Long/Short Commodity Series, Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Winton/Graham Series, as well as Class 1a Units in the Balanced Series, shall be calculated according to the following scale:

Aggregate Amount of Investment in Units in the Class 1 or Class 1a:	Percentage:
$0 - $99,999	3.00%
$100,000 - $499,999	2.50%
$500,000 - $999,999	1.25%
$1,000,000 and above	0.80%

(2) The initial service fee and on-going service fee for Class 1 Units in the Long Only Commodity Series and Managed Futures Index Series shall be calculated according to the following scale:

Aggregate Amount of Investment in Units in the Class 1:	Percentage:
$0 - $499,999	2.00%
$500,000 - $999,999	1.25%
$1,000,000 and above	0.80%

(3) The initial service fee and on-going service fee for Class 1 Units in the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and Class 1a Units in the Frontier Long/Short Commodity Series shall be calculated according to the following scale:

Aggregate Amount of Investment in Units in the Class 1:	Percentage:
$0 - $499,999	2.00%
$500,000 - $999,999	1.25%
$1,000,000 and above	0.80%

(4) The calculation of the initial service fee for incremental Unit purchases is based on the aggregate amount of Units held by an investor at the time of each Unit purchase (taking into account the right of accumulation). For example, if an investor purchases $75,000 in Class 1 Units of the Campbell/Graham/Tiverton Series in one month, the Selling Agent shall receive an initial service fee of 3.00% of the purchase price of such Units. If such investor then purchases an additional $50,000 in Class 1 Units of the Campbell/Graham/Tiverton Series three months later, the Selling Agent shall be paid an initial service fee of 2.50% of the purchase price of such Units. If such investor subsequently invests $500,000 in Class 1 Units of the Campbell/Graham/Tiverton Series, the Selling Agent shall be paid an initial service fee of 1.25% of the purchase price of such Units.

(5) The initial service fee is calculated based upon the net asset value of the aggregate amount of Units in Class 1 or Class 1a, as applicable, at the time of such purchase and the service fee applicable thereof. The on-going service fee after the initial 12 months of each purchase has expired is calculated based upon the net asset value of the aggregate amount of Units in Class 1 or Class 1a, as applicable (other than of the Units in Class 1 of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and Class 1a of the Frontier Long/Short

Commodity Series), at the end of such 12 month period(s). The on-going service fee after the initial 12 months of each purchase has expired is calculated based upon the purchase price of the aggregate amount of Units in Class 1 of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and Class 1a of the Frontier Long/Short Commodity Series at the end of such 12 month period(s).

(6) Using the above example (assuming no redemption of Units has occurred), the initial service fee for the initial twelve months will be 3.00% of the net asset value of the initial Campbell/Graham/Tiverton Series Unit purchase of $75,000; 2.50% of the net asset value of the additional Campbell/Graham/Tiverton Series Unit purchase of $50,000; and 1.25% of the net asset value of the additional Campbell/Graham/Tiverton Series Unit purchase of $500,000. One year from the initial Campbell/Graham/Tiverton Series Unit purchase of $75,000, the on-going service fee will be 1.25% of the net asset value of the Campbell/Graham/Tiverton Series Unit purchase of $75,000. One year after the second Campbell/Graham/Tiverton Series Unit purchase of $50,000, the on-going service fee will be calculated at a rate of 1.25% of the net asset value of the cumulative $125,000 investment. Finally, one year after the third Campbell/Graham/Tiverton Series Unit purchase of $500,000, the on-going service fee will be calculated at a rate of 1.25% of the net asset value of the entire investment of $625,000.

(c) Units in the Class 2 or Class 2a of each Series. (1) With respect to Units in the Class 2 of each Series and in the Class 2a of the Frontier Long/Short Commodity Series and Balanced Series, the Selling Agent shall receive no initial service fees for any Unit in the Class 2 or in the Class 2a of the Series sold by it. The Managing Owner shall pay the Selling Agent customary ongoing service fees in an amount equal to a percentage of (A) the Net Asset Value of such Units in the Class 2 of the Frontier Long/Short Commodity Series, Balanced Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Series or Managed Futures Index Series or in the Class 2a of the Balanced Series or (B) the purchase price of such Units in Class 2 of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series or in the Class 2a of the Frontier Long/Short Commodity Series, as agreed to and set forth in a schedule to this Agreement as compensation for certain ongoing services provided to the Trust and its Limited Owners for commodities-related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units in such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services as may be requested by the Limited Owners. The on-going service fee with respect to the Class 2 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Winton/Graham Series shall continue only until such Units are exchanged for Class 3 Units of such Series.

(2) The on-going service fee payable to the Selling Agents with respect to the Class 2 Units of the Frontier Long/Short Commodity Series, the Long Only Commodity Series, the Managed Futures Index Series, and the Class 2a Units of the Balanced Series shall continue until such Units are exchanged for Class 2 Units or Class 2a Units of such Series, as applicable. The on-going service fee payable to Selling Agents with respect to the Class 2 Units of the Frontier Diversified Series, Frontier Dynamic Series and Frontier Masters Series and Class 2a Units of the Frontier Long/Short Commodity Series will continue until such Units are exchanged for Class 3 Units or Class 3a Units of such Series, as applicable. The on-going service fee payable to the Selling Agents with respect to the Class 2 Units of the Balanced Series sold on or after November 10, 2007, shall continue until such Units are exchanged for Class 3 Units of such Series. The on-going service fee payable to the Selling Agents with respect to the Class 2 Units of the Winton Series sold on or after November 10, 2007, will continue until such Units are exchanged for Class 3 Units of such Series.

(d) In order to receive any initial service fees and on-going service fees which in the aggregate exceed ten percent (10%) of the purchase price of the Units sold by it pursuant to Section 4(a)(1) or Section 4(c)(1) of this Agreement, a Selling Agent must be duly registered with the CFTC as a futures commission merchant or introducing broker and must be a member in good standing of the NFA in such capacity. Any associated person of such a Selling Agent must be registered with the NFA as an associated person having taken the Series 3 and/or Series 31 Commodity Brokerage Exam or having been “grandfathered” as an associated person qualified to do commodities brokerage.

(e) In the event that the offering of Units of any Series is terminated prior to the initial escrow break for such Series, the Selling Agent shall not be entitled to any compensation in connection with the offering of such Series except for the reimbursement of reasonable and actual out-of-pocket expenses.”

3. Except as expressly amended and modified hereby, the Selling Agent Agreement shall remain in full force and effect.

4. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile transmission; provided, that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

IN WITNESS WHEREOF, the parties hereto have made this Agreement effective as of the date set forth above.

THE FRONTIER FUND

By:	EQUINOX FUND MANAGEMENT, LLC
Its:	Managing Owner

By:
Name:
Title:

EQUINOX FUND MANAGEMENT, LLC

By:
Name:
Title:

[NAME OF SELLING AGENT]

By:
Name:
Title: